UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

13170 Telfair Avenue Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	NASDAQ
Warrants	EYESW	NASDAQ

Item 8.01 Other Events

Second Sight Medical Products, Inc. (the “Company”) was notified on July 29, 2021, that it has received a grant from the National Institutes of Health to fund a patient preference information study of participants in its Early Feasibility Clinical Trial of a Visual Cortical Prosthesis. The entirety of the $155,964 grant will be provided to UCLA as a subcontractor to conduct the study. This study will help the Company better understand the benefits of the Orion Visual Cortical Prosthesis and the decision process of a person deciding whether or not to be implanted with the Orion Visual Cortical Prosthesis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Scott Dunbar
By: Scott Dunbar
Acting Chief Executive Officer